Filed pursuant to Rule 424(B)(5)

Registration No. 333-230448

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 29, 2019)

2,500,000 Shares

Common Stock

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We are offering 2,500,000 shares of our common stock, $0.001 par value per share.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BSGM.” On February 20, 2020, the last sale price of our common stock as reported on the Nasdaq Capital Market was $4.50 per share.

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-7 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.

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	Per Share	Total
Public offering price	$4.00	$10,000,000
Underwriting discount (1) (2)	$0.32	$800,000
Proceeds, before expenses, to us	$3.68	$9,200,000

(1) Assumes that we sell all of the common stock offered by this prospectus supplement. In addition, we have agreed to issue the representative of the underwriters or its designees warrants to purchase a number of shares of common stock equal to 5.0% of the shares of common stock sold in this offering and to reimburse the underwriters for certain offering-related expenses. We refer you to “Underwriting” beginning on page S-21 of this prospectus supplement for additional information regarding underwriting compensation.

(2) Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, underwriting discount, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Underwriting” beginning on page S-21 of this prospectus supplement.

This offering is being completed on a “best efforts” basis and the underwriters have no obligation to buy any shares of our common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of shares of our common stock.  There is no minimum offering requirement. There are no arrangements to place the funds raised in this offering in an escrow, trust or similar account.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about  February 25, 2020.

Sole Book-Running Manager

Laidlaw & Company (UK) Ltd.

The date of this prospectus supplement is February 21, 2020.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where you can find more information; Information incorporated by reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “BioSig,” the “Company,” “we,” “us,” “our,” or similar terms refer to BioSig Technologies, Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Overview

We are a commercial stage medical device company that is developing a proprietary biomedical signal processing technology platform to extract information from physiologic signals. Our initial emphasis is on providing intracardiac signal information to electrophysiologists during electrophysiology (“EP”) studies and cardiac catheter ablation procedures for atrial fibrillation (“AF”) and ventricular tachycardia (“VT”). Cardiac catheter ablation is a procedure that involves delivery of energy through the tip of a catheter that scars or destroys heart tissue in order to correct heart rhythm disturbances. In August 2018, we received 510(k) clearance from the U.S. Food and Drug Administration (the “FDA”) to market our PURE (Precise Uninterrupted Real-time evaluation of Electrograms) EP System.

The PURE EP™ System is a proprietary signal acquisition and processing technology. The device is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing EP procedures in an EP laboratory under the supervision of licensed healthcare practitioners who are responsible for interpreting the data. The device aims to minimize noise and artifacts from cardiac recordings and acquire high-fidelity cardiac signals. Improving fidelity of acquired cardiac signals may potentially increase the diagnostic value of these signals, thereby possibly improving accuracy and efficiency of the EP studies and related procedures.

Our initial focus is on improving intracardiac signal acquisition and enhancing diagnostic information for catheter ablation procedures for complex and potentially life-threatening arrhythmias like AF, the most common cardiac arrhythmia, and VT, an arrhythmia evidenced by a fast heart rhythm originating from the lower chambers of the heart.

Our Industry

Pharmacological, or medicine-based, therapies have traditionally been used as initial treatments for cardiac arrhythmias, but they often fail to adequately control the arrhythmia and may have significant side effects. Catheter ablation is now often recommended for an arrhythmia that medicine cannot control. Catheter ablation involves advancing several flexible catheters into the patient’s blood vessels, usually either in the femoral vein, internal jugular vein or subclavian vein. The catheters are then advanced towards the heart. Electrical impulses are then used to induce the arrhythmia and local heating or freezing is used to ablate (destroy) the abnormal tissue that is causing it. Catheter ablation for most of arrhythmias has a high success rate. For patients with latter stages of AF it is often necessary to perform multiple procedures to achieve success.

Catheter ablation is usually performed by an electrophysiologist (a specially trained cardiologist) in a specialized room in an EP lab. It is estimated that there are about 3,425 EP rooms in the United States and 3,915 EP rooms outside the United States, each typically with an EP recording system costing an average of $160,000. We believe that the current value of the EP recording device market in the U.S. is approximately $548 million, based upon the number of EP labs in U.S. and the average cost of the recording system in each lab.

According to the 2018 HRI Global Opportunities in Medical Devices & Diagnostics report, analysts forecast the global market for EP devices will grow at a 10.4 percent compound annual growth rate, from $4.537 billion in 2017 to $7.445 billion in 2022. In addition, global ablation procedure numbers are predicted to grow from 973,220 in 2017 to 1,455,000 per year in 2022; within this category, complex ablations (AF and VT) to increase 13.5 percent annually from 440,629 in 2017 to 830,390 in 2022.

Catheter Ablation of AF and VT

We believe that the clearer recordings and the very small amplitude of intracardiac signals—high frequency, small amplitude components in midst of large physiologic signals; signals important to characterize critical substrate, such as fractionated atrial and ventricular electrograms; and high-frequency, low-amplitude signals such as the Purkinje potentials—provided by the PURE EP System may improve outcomes during EP studies and ablation procedures for a variety of arrhythmias. For patients who are candidates for ablation, an EP study is necessary to define the targeted sites for the ablation procedure.

AF is the most common heart rhythm disorder in the world and increases the risk for stroke 5-fold. In 2010, there was a reported global prevalence of 33.5 million (20.9 million men and 12.6 million women). In 2017, the Centers for Disease Control and Prevention stated that there are an estimated 2.7-6.1 million Americans suffering with AF, more than 750,000 patients hospitalized annually for the condition, and AF contributes to an estimated 130,000 deaths each year. Despite the fact that physicians have been performing radiofrequency ablations since the 1990s, catheter-based treatment is offered to less than 3% of the AF patient population in the U.S. and Europe. An increasing proportion of diagnosed AF cases are now being treated via ablation, as both physician confidence and the devices used in these procedures improve. A growing amount of positive clinical data has demonstrated the efficacy of AF ablation when compared to the traditional first-line treatment of anti-arrhythmic drugs. As a result, AF ablation is the most common procedure type in this market. The American College of Cardiology Foundation/American Heart Association Task Force reported that catheter-directed ablation of AF represents a substantial achievement that promises better therapy for a large number of patients presently resistant to pharmacological or electrical conversion to sinus rhythm (ACC/AHA/ESC 2006 Guidelines for the Management of Patients With Atrial Fibrillation). Additionally, the 2019 AHA/ACC/HRS Focused Update of the 2014 AHA/ACC/HRS Guideline for the Management of Patients With Atrial Fibrillation findings show new evidence, including data on improved mortality rate, has been published for AF catheter ablation compared with medical therapy in patients with heart failure (HF). However, rates of success and complications may vary for ablation, sometimes considerably.

Catheter ablation of VT has historically been used primarily for drug refractory ventricular arrhythmias in patients with ICDs. However, advances in electro-anatomical mapping systems, techniques to identify ablation sites during sinus rhythm, and the use of hemodynamic support devices has broadened the applicability of catheter ablation for ventricular arrhythmias. When performed in centers with high procedural volumes, the rates of complications remain relatively low. However, success rates have historically been quite variable and highly dependent on the specific ablation approach adopted.

According to Dr. Srijoy Mahapatra, the status of VT ablation is growing at a 14-17% compound annual growth rate due to the fact that ablation of VT may help patients feel better and live longer, despite the risks, including the occurrence of stroke and the modest success rates. The success of VT ablation varies, depending on the patient’s specific heart condition that caused VT. The procedure is most effective in patients with otherwise normal hearts, in whom the success rate exceeds 90%. In patients with structural heart disease resulting from scar or cardiomyopathy, success rates range between 50% and 75% at six to 12 months. In cases in which a patient experiences a recurrence, two of three patients will still have less VT than before the initial ablation (Circulation (2010) 122: e389-e391). Therefore, we believe that ablation may continue to become a preferred treatment for VT.

EP Lab Environment and EP Recording Systems

The EP lab environment and recording systems create significant amounts of noise and artifacts during EP procedures.  Current surface and intracardiac recording systems typically consist of large workstations interconnected by a complex set of cables that contribute to significant amounts of noise during signal acquisition. Additional noise and artifacts generated from the EP lab equipment further hamper recordings of small electrophysiological potentials.  Preserving spaciotemporal (space and time) characteristics of the signal in a very challenging EP recording environment is a difficult task. To remove noise and artifacts, recorders that are currently on the market offer a family of low pass, high pass and notch filters, but these filters alter signal information context.

The requirement for optimal signal integrity is amplified during ablation treatments of AF and VT. Presently, one of the main objectives of the AF ablation procedure is to precisely identify, ablate and eliminate pulmonary vein potentials and one of the main objectives of the VT procedure is to map the arrhythmia substrate and precisely identify, ablate and eliminate small abnormal potentials. The information provided by recorders is essential for an electrophysiologist to determine ablation strategy during termination of both pulmonary vein potentials and VT.  Therefore, it is important that the recording system’s noise removal technique does not alter the appearance and fidelity of these potentials. As a result, it is necessary that any new signal processing technology preserves signal fidelity as much as possible during EP recordings; otherwise, the signals that are needed to guide the ablation procedures will be difficult to distinguish due to noise interference.

The PURE EP™ System

We believe that the PURE EP™ System and its advanced signal processing tools may contribute to improvements in patient outcomes in connection with catheter ablation due to the following advantages over the EP recording systems currently available on the market:

● acquisition of a wide range of raw cardiac signals due to the low-noise proprietary architecture;

● preserved signal fidelity and real-time analysis:

● customizable user control interface for a better understanding of the signals; and

● wide dynamic range and large frequency bandwidth.

We believe that these features may allow physicians to better determine precise ablation targets, strategy and end point of procedures with the objective of reducing the need for multiple procedures. The PURE EP System is intended to operate in parallel with the existing EP lab equipment.

To date, we have conducted a total of twenty-three pre-clinical studies with the PURE EP System, twenty-one of which were conducted at Mayo Clinic in Rochester, Minnesota.  We also conducted a pre-clinical study at the Mount Sinai Hospital in New York, NY with an emphasis on the VT model; and one pre-clinical study at the University of Pennsylvania in preparation for clinical studies to be conducted there. We intend to continue to conduct additional clinical external evaluation at a select number of centers. We also intend to continue additional research studies with our technology at Mayo Clinic.

Leading up to a new Medical Device Regulation that entered into full force in 2020, the European notified bodies were reporting delays in accepting and processing new applications throughout 2019. Given the possibility of issues or delays we may encounter with the adoption of the new process and our focus and priority on commercialization activities in the U.S., we plan to commence audit preparation for the International Organization for Standardization and Medical Device Single Audit Program certification around mid-2020.

We anticipate that our initial customers will be hospitals and other health care facilities that operate EP labs.

Recent Developments

Clinical Trial

In November 2019, we commenced our first clinical trial for the PURE EP System, titled “Novel Cardiac Signal Processing System for Electrophysiology Procedures (PURE EP 2.0 Study).” Texas Cardiac Arrhythmia Research Foundation (TCARF) in Austin, Texas, is the first institution to conduct patient cases under the clinical trial, and as of January 14, 2020, 40 patients have been enrolled at TCARF for the trial. On January 16, 2020, we announced that we installed our PURE EP System at Mayo Clinic’s Florida campus. Mayo Clinic is the second institution to conduct patient cases under the same clinical trial. Patient enrollments began for the Mayo Clinic mid-January 2020.

Registered Direct Offering

On December 31, 2019, we closed a registered direct offering of an aggregate of 231,335 shares of our common stock at an offering price of $6.00 per share, pursuant to a securities purchase agreement, dated December 31, 2019, between us and certain investors. We received gross proceeds of approximately $1.39 million. The net proceeds to us from the transaction, after paying estimated offering expenses, was approximately $1.38 million.

AI-Focused Consulting Agreement

On November 29, 2019 we entered into a consulting agreement with Reified Capital, LLC, a provider of advanced artificial intelligence-focused technical advisory services to the private sector, pursuant to which the parties will collaborate on the development of artificial intelligence solutions in healthcare. The initial focus of this new collaboration is centered on developing machine learning and AI-powered solutions for the PURE EP System.

Mayo Foundation License Agreements

On November 20, 2019, we entered into a patent and know-how license agreement (the “EP Software Agreement”) with Mayo Foundation for Medical Education and Research (“Mayo”). The EP Software Agreement grants to us an exclusive worldwide license, with the right to sublicense, within the field of EP software and under certain patent rights as described in the EP Software Agreement (the “Patent Rights”), to make, have made, use, offer for sale, sell and import licensed products and a non-exclusive license to us to use the research and development information, materials, technical data, unpatented inventions, trade secrets, know-how and supportive information of Mayo to develop, make, have made, use, offer for sale, sell, and import licensed products. In connection with the EP Software Agreement, we issued to Mayo an eight-year warrant to purchase 284,455 shares of our common stock at an exercise price of $6.16. This warrant is immediately exercisable and may be exercised on a cashless basis if there is no effective registration statement registering or a current prospectus available for the resale of the shares underlying the warrant. We paid Mayo an upfront consideration of $25,000 and agreed to make earned royalty payments and milestone payments to Mayo pursuant to the EP Software Agreement.

On November 20, 2019, we entered into an amended and restated patent and know-how license agreement (the “Tools Agreement”) with Mayo. The Tools Agreement contains terms of license grant substantially identical to the EP Software Agreement, although it is for different patent rights and covers the field of EP systems. In connection with the Tools Agreement, we issued to Mayo an eight-year warrant to purchase 284,455 shares of our common stock at an exercise price of $6.16. This warrant is immediately exercisable and may be exercised on a cashless basis if there is no effective registration statement registering or a current prospectus available for the resale of the shares underlying the warrant. We paid Mayo an upfront consideration of $100,000 and agreed to make earned royalty payments and milestone payments to Mayo pursuant to the Tools Agreement.

On November 20, 2019, our majority-owned subsidiary, NeuroClear Technologies, Inc. (“NeuroClear”), entered into a patent and know-how license agreement (the “NeuroClear Agreement”) with Mayo.  The NeuroClear Agreement contains terms of license grant substantially identical to the EP Software Agreement and the Tools Agreement, although it relates to different patent rights and covers the field of stimulation and electroporation for hypotension/syncope management, renal and non-renal denervation for hypertension treatment, and for use in treatment of arrhythmias in the autonomic nervous system.

In connection with the NeuroClear Agreement, NeuroClear issued to Mayo an eight-year warrant to purchase 473,772 shares of NeuroClear’s common stock at an exercise price of $5.00 per share. This warrant is immediately exercisable and may be exercised on a cashless basis if there is no effective registration statement registering or a current prospectus available for the resale of the shares underlying the warrant. NeuroClear paid Mayo an upfront consideration of $50,000 and agreed to make earned royalty payments and milestone payments to Mayo pursuant to the NeuroClear Agreement.

NeuroClear Financings

NeuroClear was formed in November 2018 initially as our wholly-owned subsidiary for the purpose to pursue additional applications of the PURE EP™ signal processing technology outside of EP. In August and September of 2019, NeuroClear sold an aggregate of 739,000 shares of its common stock at the purchase price of $5.00 per share, in two private placement transactions, pursuant to securities purchase agreements with certain accredited investors, to fund initial operations. NeuroClear received an aggregate purchase price of $3,695,000 from the two private placements. In a subsequent private placement closed on October 21, 2019, NeuroClear sold an aggregate of 82,200 shares of NeuroClear’s common stock at $8.35 per share, for an aggregate consideration of $686,370, pursuant to a securities purchase agreement with certain accredited investors.

We are party to each of the purchase agreement between NeuroClear and the private placement investors with respect to a provision in each securities purchase agreement which provides that in the event that (i) NeuroClear common stock is not listed on a national securities exchange by October 31, 2020, or (ii) a change of control (as defined in each securities purchase agreement) of NeuroClear occurs, whichever is earlier, at the option of the holder of NeuroClear common stock, each share of NeuroClear common stock may be exchanged into 0.9 of a share our common stock if the NeuroClear common stock subject to the share exchange was purchased in the August or September 2019 private placements, or 1.1 shares of our common stock if the NeuroClear common stock subject to the share exchange was purchased in the October 2019 private placement.

As of September 30, 2019, we had a majority interest in NeuroClear of 89.763%.

Corporate Information

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009. In April 2011, we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. Our principal executive offices are located at 54 Wilton Road, 2nd Floor, Westport, Connecticut 06880, and our telephone number is (203) 409-5444. Our website address is www.biosig.com. Information accessed through our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

THE OFFERING

Common stock offered by us	2,500,000 shares.

Common stock to be outstanding immediately after the offering (1)	25,938,084 shares

Best Efforts	We have agreed to issue and sell the shares of common stock offered herby to the public through the underwriters, and the underwriters have agreed to offer and sell such shares of common stock on a “best efforts” basis. The underwriters are not required to sell any specific number or dollar amount of the shares of common stock offered hereby, but will use their commercially reasonable best efforts to sell such shares of common stock. See “Underwriting” on page S-21.

Use of proceeds

We intend to use the net proceeds from this offering to build product inventory, support organizational development to scale up our clinical and commercial operations, research and development of new products, fund filing of additional patent applications and prosecution of patents and for working capital and general corporate purposes. Because this is a best efforts offering with no minimum, we may not sell all or any of the shares offered hereby. As a result, there can be no assurance that the offering contemplated hereby will ultimately be consummated for the full amount. See “Use of Proceeds.”

Dividend policy

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business.

Risk factors

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-7 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“BSGM.”

(1)

The number of shares of common stock to be outstanding immediately after this offering is based on 23,438,084 shares of our common stock outstanding as of February 18, 2020, and excludes, as of such date:

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2,440,502 shares of common stock issuable upon the exercise of warrants outstanding with an exercise price ranging from $3.75 to $9.375 per share and having a weighted average exercise price of $5.84 per share;

•	3,678,896 shares of common stock issuable upon the exercise of options outstanding with exercise prices ranging from $3.40 to $9.975 and having a weighted average exercise price of $5.64 per share;

•	1,594,718 shares of common stock available for future issuance under the BioSig Technologies, Inc. 2012 Equity Incentive Plan (the “2012 Plan”);

•	204,668 shares of common stock issuable from time to time after this offering upon the settlement of restricted stock units outstanding; and

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88,333 shares of common stock issuable upon conversion of outstanding Series C preferred stock, including the payment of the dividends accrued on the Series C Preferred Stock in an aggregate of 33,664 shares of common stock at the conversion price of $3.83 per share and the stated value per share of $1,000.

Except as otherwise indicated, all information in this prospectus supplement assumes the sale of all shares of common stock covered by this prospectus supplement and no exercise of the underwriters’ warrants to be issued to the representative of the underwriters or its designees in connection with this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as amended, and the subsequent quarterly reports on Form 10-Q and other reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Our product candidates are in continued development and may not be successfully developed or commercialized.

Although our main product candidate, the PURE EP System, received FDA 510(k) clearance from FDA, we are currently conducting clinical trials and may conduct additional clinical trials, which may require substantial further capital expenditure, to establish the safety and efficacy data needed to obtain acceptance by the medical community and coverage by third-party payors. As a result, the PURE EP System may not be commercially available for a number of months. The continued development of the PURE EP System, and/or any other product candidates we may develop, is dependent upon our ability to obtain sufficient additional financing. However, even if we are able to obtain the requisite financing to fund our development program, we cannot assure you that our current or future product candidates will be successfully developed or commercialized. Our failure to develop, manufacture, receive regulatory approval for, or successfully commercialize any of our product candidates could result in the failure of our business and a loss of all of your investment in our company.

We have not completed a clinical trial of our product. The results of additional clinical studies may not support the usefulness of our technology.

We have recently commenced our first clinical with PURE EP System, and, to date, we have not completed a clinical trial of our product. Conducting clinical trials is a long, expensive and uncertain process that is subject to delays and failure at any stage. Clinical trials can take months or years. The commencement or completion of any of our current or future clinical trials may be delayed or halted for numerous reasons, including:

•	the FDA may not approve a clinical trial protocol or a clinical trial, or may place a clinical trial on hold;

•	subjects may not enroll in clinical trials at the rate we expect or we may not follow up on subjects at the rate we expect;

•	subjects may experience unexpected adverse events;

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third-party clinical investigators may not perform our clinical trials consistent with our anticipated schedule or the clinical trial protocols and good clinical practices, or other third-party organizations may not perform data collection and analysis in a timely or accurate manner;

•	interim results of any of our clinical trials may be inconclusive or negative;

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regulatory inspections of our clinical trials may require us to undertake corrective action or suspend or terminate the clinical trials if investigators find us to be in violation of regulatory requirements; or

•	governmental regulations or administrative actions may change and impose new requirements, particularly with respect to reimbursement.

Results of pre-clinical studies do not necessarily predict future clinical trial results and previous clinical trial results may not be repeated in subsequent medical trials. We may experience delays, cost overruns and project terminations despite achieving promising results in pre-clinical testing or early clinical testing. In addition, the data obtained from clinical trials may be inadequate to support a device’s approval or clearance, or to demonstrate safety and efficacy to the extent required to obtain third-party coverage and/or reimbursement. The FDA may disagree with our interpretation of the data from our clinical trials, or may find the clinical trial design, conduct, or results inadequate to demonstrate the safety and effectiveness of the product candidate. The FDA may also require additional pre-clinical studies or clinical trials that could further delay clearance or approval of any product candidates we may develop in the future and/or the PURE EP System to the extent we seek clearance/approval for different indications than that for which it is currently cleared. If we are unsuccessful in receiving FDA clearance approval of a future product candidate, or a product’s clearance or approval is withdrawn, we would not be able to commercialize the product(s) in the U.S., which could seriously harm our business. Moreover, we face similar risks in other jurisdictions in which we may sell or propose to sell our products.

We could be adversely affected if healthcare legislation or reform measures substantially change the market for medical care or healthcare coverage in the U.S., negatively affecting our business or revenue for PURE EP or future products.

The Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, commonly referred to as the “Healthcare Reform Law,” includes a number of rules regarding health insurance, the provision of healthcare, conditions to reimbursement for healthcare services provided to Medicare and Medicaid patients, and other healthcare policy reforms. Through the law-making process, substantial changes have been and continue to be made to the current system for paying for healthcare in the U.S., including changes made to extend medical benefits to certain Americans who lacked insurance coverage and to contain or reduce healthcare costs (such as by reducing or conditioning reimbursement amounts for healthcare services and medical devices, and imposing additional taxes, fees, and rebate obligations on medical device companies). This legislation was one of the most comprehensive and significant reforms ever experienced by the U.S. in the healthcare industry and has significantly changed the way healthcare is financed by both governmental and private insurers. This legislation has impacted the scope of healthcare insurance and incentives for consumers and insurance companies, among others. Additionally, the Healthcare Reform Law’s provisions were designed to encourage providers to find cost savings in their clinical operations. Medical devices represent a significant portion of the cost of providing care. This environment has caused changes in the purchasing habits of consumers and providers and resulted in specific attention to the pricing negotiation, product selection and utilization review surrounding medical devices. This attention may result in our products we may commercialize or promote, including our current commercial products, being chosen less frequently or the pricing being substantially lowered. At this stage, it is difficult to estimate the full extent of the direct or indirect impact of the Healthcare Reform Law on us.

These structural changes could entail further modifications to the existing system of private payors and government programs (such as Medicare, Medicaid, and the State Children’s Health Insurance Program), creation of government-sponsored healthcare insurance sources, or some combination of both, as well as other changes. Restructuring the coverage of medical care in the U.S. could impact the reimbursement for prescription devices, including our current commercial products, those we and our development or commercialization partners are currently developing or those that we may commercialize or promote in the future. If reimbursement for our approved medical devices, products we currently commercialize or promote, or any product we may commercialize or promote is substantially reduced or otherwise adversely affected in the future, or rebate obligations associated with them are substantially increased, it could have a material adverse effect on our reputation, business, financial condition or results of operations.

Extending medical benefits to those who currently lack coverage will likely result in substantial costs to the U.S. federal government, which may force significant additional changes to the healthcare system in the U.S. Much of the funding for expanded healthcare coverage may be sought through cost savings. While some of these savings may come from realizing greater efficiencies in delivering care, improving the effectiveness of preventive care and enhancing the overall quality of care, much of the cost savings may come from reducing the cost of care and increased enforcement activities. Cost of care could be reduced further by decreasing the level of reimbursement for medical services or products (including those products currently being developed by us or our development or commercialization partners or any product we may commercialize or promote, including our current commercial products), or by restricting coverage (and, thereby, utilization) of medical services or products. In either case, a reduction in the utilization of, or reimbursement for, any medical device or any product we may commercialize or promote, including our current commercial products, or for which we receive marketing approval in the future, could have a material adverse effect on our reputation, business, financial condition or results of operations.

Several states and private entities initially mounted legal challenges to the Healthcare Reform Law, and they continue to litigate various aspects of the legislation. On July 26, 2012, the U.S. Supreme Court generally upheld the provisions of the Healthcare Reform Law at issue as constitutional. However, the U.S. Supreme Court held that the legislation improperly required the states to expand their Medicaid programs to cover more individuals. As a result, the states have a choice as to whether they will expand the number of individuals covered by their respective state Medicaid programs. Some states have not expanded their Medicaid programs and have chosen to develop other cost-saving and coverage measures to provide care to currently uninsured individuals. Many of these efforts to date have included the institution of Medicaid-managed care programs. The manner in which these cost-saving and coverage measures are implemented could have a material adverse effect on our reputation, business, financial condition or results of operations.

Further, the healthcare regulatory environment has seen significant changes in recent years and is still in flux.  Legislative initiatives to modify, limit, replace, or repeal the Healthcare Reform Law and judicial challenges continue, and may increase in light of the current administration and legislative environment.  We cannot predict the impact on our business of future legislative and legal challenges to the Healthcare Reform Law or other changes to the current laws and regulations. The financial impact of U.S. healthcare reform legislation over the next few years will depend on a number of factors, including the policies reflected in implementing regulations and guidance and changes in sales volumes for medical devices affected by the legislation. From time to time, legislation is drafted, introduced and passed in the U.S. Congress that could significantly change the statutory provisions governing coverage, reimbursement, and marketing of pharmaceutical products. In addition, third-party payor coverage and reimbursement policies are often revised or interpreted in ways that may significantly affect our business and our products.

Since taking office, President Trump has continued to support the repeal of all or portions of the Healthcare Reform Law. President Trump has also issued an executive order in which he stated that it is his administration’s policy to seek the prompt repeal of the Healthcare Reform Law and in which he directed executive departments and federal agencies to waive, defer, grant exemptions from, or delay the implementation of the provisions of the Healthcare Reform Law to the maximum extent permitted by law. Congress has enacted legislation that repeals certain portions of the Healthcare Reform Law, including but not limited to the Tax Cuts and Jobs Act, passed in December 2017, which included a provision that eliminates the penalty under the Healthcare Reform Law’s individual mandate, effective January 1, 2019, as well as the Bipartisan Budget Act of 2018, passed in February 2018, which, among other things, repealed the Independent Payment Advisory Board (which was established by the Healthcare Reform Law and was intended to reduce the rate of growth in Medicare spending). There have also been more recent examples of judicial challenges, such as federal judges attempting to invalidate the entire Healthcare Reform Law based on the individual mandate. There is still uncertainty with respect to the impact President Trump’s administration and the U.S. Congress may have, if any, and any changes will likely take time to unfold.

The medical device industry is subject to stringent regulation and failure to obtain regulatory approval will prevent commercialization of our products.

Medical devices are subject to extensive and rigorous regulation by the FDA pursuant to the Federal Food, Drug, and Cosmetic Act, by comparable agencies in foreign countries and by other regulatory agencies and governing bodies. Under the Federal Food, Drug, and Cosmetic Act and associated regulations, manufacturers of medical devices must comply with certain regulations that cover the composition, labeling, testing, clinical study, manufacturing, packaging and distribution of medical devices. In addition, medical devices must receive FDA clearance or approval before they can be commercially marketed in the U.S., and the FDA may require testing and surveillance programs to monitor the effects of approved products that have been commercialized and can prevent or limit further marketing of a product based on the results of these post-market evaluation programs. The process of obtaining marketing clearance or approval from the FDA for new products could take a significant period of time, require the expenditure of substantial resources, involve rigorous pre-clinical and clinical testing, require changes to the products and result in limitations on the indicated uses of the product.  In addition, if we seek regulatory approval in non-U.S. markets, we will be subject to further regulatory approvals that may require additional costs and resources.  There is no assurance that we will obtain necessary regulatory approvals in a timely manner, or at all.

To obtain 510(k) clearance for a medical device, a pre-market notification must be submitted to the FDA demonstrating that the device is “substantially equivalent” to a previously cleared “predicate” device. A new device is substantially equivalent to a predicate device “at least as safe and effective” as the predicate. The FDA considers a device substantially equivalent to a predicate if it has the same intended use as the predicate and has either: (i) the same technological characteristics as the predicate or (ii) different technological characteristics from the predicate, but the information submitted to the FDA does not raise new questions of safety or effectiveness or demonstrates that the device is at least as safe and effective as the predicate.

We received 510(k) clearance to market our current lead product, the PURE EP System in the U.S. However, if we intend to market the PURE EP System for additional medical uses or indications, we may need to submit additional 510(k) applications to the FDA that are supported by satisfactory clinical trial results specifically for the additional indication. Clinical trials necessary to support 510(k) clearance or PMA approval for any future product candidates, or any new indications for use for our PURE EP System, would be expensive and could require the enrollment of large numbers of suitable patients who could be difficult to identify and recruit. Delays or failures in any necessary clinical trials could prevent us from commercializing any modified product or new product candidate and could adversely affect our business, operating results and prospects.

The results of our initial clinical trials may not provide sufficient evidence to allow the FDA to grant us such additional marketing clearances and even additional trials requested by the FDA may not result in our obtaining 510(k) marketing clearance for our product. The failure to obtain FDA marketing clearance for any additional indications for the PURE EP System or any other of our future products would have a material

We may face risks associated with future litigation and claims.

We may, in the future, be involved in one or more lawsuits, claims or other proceedings. These suits could concern issues including contract disputes, employment actions, employee benefits, taxes, environmental, health and safety, personal injury and product liability matters. Due to the uncertainties of litigation, we can give no assurance that we will prevail on any claims made against us in any such lawsuit. Also, we can give no assurance that any other lawsuits or claims brought in the future will not have an adverse effect on our financial condition, liquidity or operating results.

The risk that we may be sued on product liability claims is inherent in the development and commercialization of medical devices. Specifically, we believe we will be subject to product liability claims or product recalls, particularly in the event of false positive or false negative reports, because we plan to develop and manufacture medical diagnostic products. Once a product is approved for sale and commercialized, the likelihood of product liability lawsuits increases. Product liability claims could be asserted directly by consumers, health-care providers or others. We have obtained product liability insurance coverage; however such insurance may not provide full coverage for our current or future clinical trials, products to be sold, and other aspects of our business. A product recall or a successful product liability claim or claims that exceed our planned insurance coverage could have a material adverse effect on us. In addition, insurance coverage is becoming increasingly expensive and we may not be able to maintain current coverage, or expand our insurance coverage to include future clinical trials or the sale of new products or existing products in new territories, at a reasonable cost or in sufficient amounts to protect against losses due to product liability or at all. A successful product liability claim or series of claims brought against us could result in judgments, fines, damages and liabilities that could have a material adverse effect on our business, financial condition and results of operations. In the event of an award against us during a time when we have no available insurance or insufficient insurance, we may sustain significant losses of our operating capital. We may incur significant expense investigating and defending these claims, even if they do not result in liability. Moreover, even if no judgments, fines, damages or liabilities are imposed on us, our reputation could suffer, which could have a material adverse effect on our business, financial condition and results of operations

Our product development program depends upon third-party researchers, including Mayo, who are outside our control and whose negative performance could materially hinder or delay our pre-clinical testing or clinical trials.

We do not have the ability to conduct all aspects of pre-clinical testing or clinical trials ourselves. We depend upon independent investigators and collaborators, such as commercial third-parties, government, universities and medical institutions, to conduct our pre-clinical and clinical trials under agreements with us. For our first clinical trial for the PURE EP System, titled “Novel Cardiac Signal Processing System for Electrophysiology Procedures (PURE EP 2.0 Study)” which commenced in November 2019, we rely on third parties, including TCARF and Mayo Clinic to conduct the patient cases. In addition, we are party to various license agreements with Mayo, pursuant to which we rely on research and development information, materials, technical data, unpatented inventions, trade secrets, know-how and supportive information of Mayo to develop, make, have made, use, offer for sale, sell, and import licensed products. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs.  These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves.  The failure of any of these outside collaborators to perform in an acceptable and timely manner in the future, including in accordance with any applicable regulatory requirements, such as good clinical and laboratory practices, or pre-clinical testing or clinical trial protocols, could cause a delay or otherwise adversely affect our pre-clinical testing or clinical trials, our success in obtaining regulatory approvals and, ultimately, the timely advancement of our development programs. In addition, these collaborators may also have relationships with other commercial entities, some of whom may compete with us.  If our collaborators assist our competitors at our expense, our competitive position would be harmed.

The EP market is highly competitive.

There are a number of groups and organizations, such as healthcare, medical device and software companies in the electrophysiology market that may develop a competitive offering to our products. The largest companies in the EP market are GE, Johnson & Johnson, Boston Scientific, Siemens and Abbott. All of these companies have significantly greater resources, experience and name recognition than we possess. There is no assurance that they will not attempt to develop similar or superior products, that they will not be successful in developing such products or that any products they may develop will not have a competitive advantage over our products. Moreover, our product may not be viewed as superior to existing technology or new technology from our competitors and as a result we may not be able to justify expected selling price our product, which may have a material adverse effect on market acceptance of our product. In addition, if we experience delayed regulatory approvals or disputed clinical claims, we may not have a commercial or clinical advantage over competitors’ products that we believe we currently possess. Should a superior offering come to market, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

Our estimate of the size of our addressable market may prove to be inaccurate.

While our addressable market size estimate for the EP market was made in good faith and is based on assumptions and estimates we believe to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

We have identified a material weakness in our internal control over financial reporting. If our remediation of this material weakness is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock. In addition, because we were an emerging growth company, our independent registered public accounting firm had not been required previously to provide an attestation report as to our internal control over financial reporting.

At the end of the fiscal year ended December 31, 2018, we identified a material weakness in our internal control over financial reporting related to the segregation of duties in the initiating and recording of transactions, which lead to our principal executive officer and our principal financial officer concluding that the disclosure controls and procedures were not effective in ensuring that: (i) information required to be disclosed by us in reports that we file or furnish to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized, and reported within the time periods specified in applicable rules and forms and (ii) material information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow for accurate and timely decisions regarding required disclosure.

A “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.  Management has evaluated, and continues to evaluate, avenues for mitigating our internal controls weaknesses. The management has during the nine months ended September 30, 2019, hired a controller and upgraded our financial systems to establish a better system of maintaining appropriate segregation of duties and improve the oversight in the initiating and recording of transactions as part of the preparation of reliable financial statements and to avoid a potential misstatement that could result due to the deficient controls or the absence of sufficient other mitigating controls. In addition, we engaged outside experts to review, document and recommend improvements to our internal control policies and procedures. However, we have not yet completed the annual management’s assessment of the effectiveness of our internal controls over financial reporting as of December 31, 2019, and we cannot assure you that these remedial measures have fully remediated the material weakness described above or that we will not identify additional material weaknesses in our internal control over financial reporting in the future. If our remediation of these material weakness is not effective, or if we experience additional material weaknesses or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

Our independent registered public accounting firm has not been required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”) as we had been an “emerging growth company” as defined in the JOBS Act. We no longer qualify as an “emerging growth company” and will be subject to Section 404 starting with our annual report for the year ended December 31, 2019. As part of its Section 404 review, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid material weaknesses in our internal control over financial reporting in the future.

If we are unsuccessful in building an appropriate accounting infrastructure, we may not be able to prepare and disclose, in a timely manner, our financial statements and other required disclosures, or comply with existing or new reporting requirements. Any failure to report our financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of our shares from the Nasdaq Capital Market or other adverse consequences that would materially harm our business. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed and investors could lose confidence in our reported financial information. Any of the foregoing occurrences, should they come to pass, could negatively impact the public perception of our company, which could have a negative impact on our stock price.

If we seek to market our products in foreign jurisdictions, we may need to obtain regulatory approval in these jurisdictions.

In order to market our products in the European Union and many other foreign jurisdictions, we may need to obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. Approval procedures vary among countries (except with respect to the countries that are part of the European Economic Area) and can involve additional clinical testing. The time required to obtain approval may differ from that required to obtain FDA approval. Should we decide to market our products abroad, we may fail to obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority, including obtaining CE Mark approval, does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We may be unable to file for, and may not receive, necessary regulatory approvals to commercialize our products in any foreign market, which could adversely affect our business prospects. In addition, a new Medical Device Regulation was published in 2017, which, when it enters into full force in 2020, will include additional premarket and post-market requirements, as well as potential product reclassifications or more stringent commercialization requirements that could delay or otherwise adversely affect our clearances and approvals.

Risks Related to Our Intellectual Property

We depend on our collaboration with Mayo Clinic for the research and development of additional advanced features of PURE EP™ System. If this collaboration is not successful, we may not be able to realize the market potential of such features, and may not have rights to use any such developed advanced features.

On March 15, 2017, we entered into a know-how license agreement with Mayo Foundation for Medical Education and Research (“Mayo Clinic”), effective December 2, 2016, and as amended whereby we were granted an exclusive license, with the right to sublicense, certain know how and patent applications in the fields of signal processing, physiologic recording, electrophysiology recording, electrophysiology software and autonomics to develop, make and offer for sale.  The agreement expires ten years from the effective date.  In furtherance of this collaboration, we subsequently entered into four additional agreements whereby we were granted exclusive licenses, with the right to sublicense additional Mayo Clinic patents and know-how. Pursuant to these agreements, Mayo Clinic retains ownership of the licensed intellectual property and any developed intellectual property.  Mayo Clinic also retains the right to prosecute and enforce the developed intellectual property. If our agreements with Mayo Clinic terminate, our access to technology and intellectual property licensed to us by Mayo Clinic may be restricted or terminate entirely, which may delay our continued development of such advanced features utilizing the Mayo Clinic’s technology or intellectual property or require us to stop development of those product candidates completely.  Additional risks posed by this collaboration include:

●

Mayo Clinic may not properly obtain, maintain, enforce, or defend intellectual property or proprietary rights relating to our advanced features or may use our proprietary information in such a way as to expose us to potential litigation or other intellectual property related proceedings, including proceedings challenging the scope, ownership, validity, and enforceability of our intellectual property;

●

Mayo Clinic may own or co-own intellectual property covering our advanced features that results from our collaboration with them, and in such cases, we may not have the exclusive right or any right to commercialize such intellectual property or such product candidates or research programs; or

●	We may be prevented from enforcing or defending any intellectual property that we contribute to or that arises out of the collaboration, if Mayo Clinic refuses to cooperate with such action.

Our collaboration with Mayo Clinic is made subject to the rights of the U.S. government to the extent that the technology covered by the licensed intellectual property was developed under a funding agreement between Mayo Clinic and the U.S. government. Additionally, to the extent there is any conflict between our agreements with Mayo Clinic and applicable laws or regulations, applicable laws and regulations will prevail. Some, and possibly all, of the developed intellectual property rights relating to our advanced features may have been developed in the course of research funded by the U.S. government. As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future products pursuant to the Bayh-Dole Act of 1980. Government rights in certain inventions developed under a government-funded program include a nonexclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right to require us, or an assignee or exclusive licensee to such inventions, to grant licenses to any of these inventions to a third party if the U.S. government determines that adequate steps have not been taken to commercialize the invention, that government action is necessary to meet public health or safety needs, that government action is necessary to meet requirements for public use under federal regulations, or that the right to use or sell such inventions is exclusively licensed to an entity within the U.S. and substantially manufactured outside the U.S. without the U.S. government’s prior approval. Additionally, we may be restricted from granting exclusive licenses for the right to use or sell our inventions created pursuant to such agreements unless the licensee agrees to additional restrictions (e.g., manufacturing substantially all of the invention in the U.S.). The U.S. government also has the right to take title to these inventions if we fail to disclose the invention to the government and fail to file an application to register the intellectual property within specified time limits. In addition, the U.S. government may acquire title in any country in which a patent application is not filed within specified time limits. Additionally, certain inventions are subject to transfer restrictions during the term of these agreements and for a period thereafter, including sales of products or components, transfers to foreign subsidiaries for the purpose of the relevant agreements, and transfers to certain foreign third parties. If any of our intellectual property becomes subject to any of the rights or remedies available to the U.S. government or third parties pursuant to the Bayh-Dole Act of 1980, this could impair the value of our intellectual property and could adversely affect our business. The U.S. government has not exercised any of these rights or provided us with any notice of its intent to exercise any of these rights with respect to any of the intellectual property licensed to us by Mayo Clinic. We are not aware of any instance in which the U.S. government has ever exercised any such rights with respect to any technologies or other intellectual property developed under funding agreements with the U.S. government.

Risks Related to This Offering and Our Common Stock

The market price for our common stock may fluctuate significantly, which could result in substantial losses by our investors.

The stock market in general, and Nasdaq in particular, as well as biotechnology companies, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of small companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	announcements of technological innovations, new products or product enhancements by us or others;

•	actual or anticipated quarterly increases or decreases in revenue, gross margin or earnings, and changes in our business, operations or prospects;

•	announcements of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments by us or our competitors;

•	conditions or trends in the biotechnology industry;

•	changes in the economic performance or market valuations of other biotechnology companies;

•	general market conditions or domestic or international macroeconomic and geopolitical factors unrelated to our performance or financial condition;

•	purchase or sale of our common stock by stockholders, including executives and directors;

•	volatility and limitations in trading volumes of our common stock;

•	changes in our capital structure or dividend policy, future issuances of securities, sales or distributions of large blocks of our common stock by stockholders;

•	our cash position;

•	announcements and events surrounding financing efforts, including debt and equity securities;

•	changes in earnings estimates or recommendations by security analysts, if our common stock is covered by analysts;

•	the addition or departure of key personnel;

•	disputes and litigation related to intellectual property rights, proprietary rights, and contractual obligations;

•	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

•	other events or factors, many of which may be out of our control.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our common stock and result in substantial losses by our investors.

Further, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations in the past. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock.

Price volatility of our common stock might be worse if the trading volume of our common stock is low. In the past, following periods of market volatility, stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful. Future sales of our common stock could also reduce the market price of such stock.

Moreover, the liquidity of our common stock is limited, not only in terms of the number of shares that can be bought and sold at a given price, but by delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us, if any. These factors may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our common stock. In addition, without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate its investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

Although our shares of common stock have been listed on the Nasdaq Capital Market since September 2018, we currently have a limited trading volume, which results in higher price volatility for, and reduced liquidity of, our common stock.

Although our shares of common stock have been listed on the Nasdaq Capital Market since September 2018, trading volume in our common stock has been limited and an active trading market for our shares of common stock may never develop or be maintained. The absence of an active trading market increases price volatility and reduces the liquidity of our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.

If we cannot continue to satisfy the continuing listing criteria of the Nasdaq Capital Market, the exchange may subsequently delist our common stock.

Nasdaq requires us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our common stock. Generally, we must maintain a minimum amount of stockholders equity and a minimum number of holders of our securities. If we fail to meet any of the continuing listing requirements, our common stock may be subject to delisting. If our common stock is delisted and we are not able to list our common stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our common stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future. There can be no assurance that an active trading market for our common stock will develop or be sustained.

You will experience immediate and substantial dilution.

Because the price per share of common stock being offered in this offering is expected to be substantially higher than the net tangible book value per share of our common stock, you may experience substantial dilution to the extent of the difference between the effective offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. See the section entitled “Dilution” on page S-20 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline, and delay the development of our product candidates.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our stockholders may experience substantial dilution as a result of the conversion of outstanding convertible preferred stock, the exercise of options or warrants to purchase shares of our common stock, or upon exchange of the shares of NeuroClear common stock into shares of our common stock.

As of September 30, 2019, we have outstanding options to purchase 3,667,238 shares of common stock and have reserved 404,738 shares of our common stock for further issuances pursuant to our 2012 Plan. In addition, as of September 30, 2019, we may be required to issue 74,645 shares of our common stock for issuance upon conversion of outstanding convertible Series C preferred stock which includes accrued dividends as of September 30, 2019 and 2,477,245 shares of our common stock for issuance upon exercise of outstanding warrants.  Should all of these shares be issued, you would experience dilution in ownership of our common stock and the price of our common stock will decrease unless the value of our company increases by a corresponding amount.

Moreover, in the event that NeuroClear common stock is not listed on a national securities exchange by October 31, 2020, or a change of control (as defined in the securities purchase agreement for NeuroClear financings) of NeuroClear occurs and the investors who participated in the NeuroClear private placements completed in August through December of 2019, elects to exchange their shares of NeuroClear common stock to our shares of common stock, subject to certain conditions as set forth in the respective securities purchase agreement, you would experience dilution in ownership of our common stock. Such investors’ shares of NeuroClear common stock may be exchanged into up to 838,559 shares of our common stock.

The terms of our Series C Preferred Stock contain anti-dilution provisions that may result in the reduction of the conversion prices in the future.

The terms of our Series C Preferred Stock contain anti-dilution provisions, which provisions require the lowering of the conversion price to the purchase price of future offerings. If in the future we issue securities for less than the conversion of our Series C Preferred Stock then in effect, we will be required to further reduce the relevant conversion prices.  We may find it more difficult to raise additional equity capital while our Series C Preferred Stock are outstanding.

The interests of our controlling stockholders may not coincide with yours and such controlling stockholders may make decisions with which you may disagree.

As of February 18, 2020, three of our stockholders beneficially owned over 22.06% of our common stock. As a result, these stockholders may be able to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of our company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of our controlling stockholders may not coincide with our interests or the interests of other stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•

our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives, and substantial doubt regarding our ability to continue as a going concern;

•	the results of ongoing and future clinical studies;
•	our inability to successfully develop or commercialize our product candidates;
•	market acceptance of existing and new products;
•	our inability to carry out research, development and commercialization plans;
•	our inability to complete preclinical testing and clinical trials as anticipated;
•	changes in our relationship with key collaborators;
•	our ability to adequately protect and enforce rights to intellectual property;
•	our need to raise additional capital to meet our business requirements in the future and the difficulties in obtaining financing on commercially reasonable terms, or at all;
•

intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

•	our inability to manufacture our PURE EP product on a commercial scale on our own or in collaborations with third parties;
•	entry of new competitors and products and potential technological obsolescence of our products;
•	effect of healthcare legislation or reform measures that may substantially change the market for medical care or healthcare coverage in the U.S.;
•	Our failure to obtain regulatory approvals;
•	adverse market and economic conditions;
•	our ability to maintain the listing of our common stock on the Nasdaq Capital Market;
•	loss of one or more key executives;
•	difficulties in securing and retaining regulatory approval to market our product and product candidates; and
•	depth of the trading market in our common stock.

You should review carefully the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of these and other risks that relate to our business and investing in our securities. The forward-looking statements contained or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statement contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

INFORMATION REGARDING THE MARKET FOR OUR COMMON STOCK

Our common stock trades on the Nasdaq Capital Market under the symbol “BSGM.” The last reported sale price for our common stock on February 20, 2020, was $4.50 per share. As of February 18, 2020, we had approximately 234 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $9,000,000, after deducting the underwriting discount and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum, and we may not sell all or any of these shares of common stock; as a result, there can be no assurance that the offering contemplated hereby will ultimately be consummated for the full amount.

We intend to use the net proceeds from this offering to build product inventory, support organizational development to scale up our clinical and commercial operations, research and development of new products, fund filing of additional patent applications and prosecution of patents and for working capital and general corporate purposes. We do not currently have more specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential uses.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition we face and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;

●	the addition of new products or applications;

●	technical delays;

●	delays or difficulties with our clinical trials;

●	negative results from our clinical trials;

●	difficulty obtaining regulatory approval;

●	failure to achieve sales as anticipated; and

●	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending application of the net proceeds as described above, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

Our net tangible book value as of September 30, 2019 was approximately $12.0 million, or $0.55 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2019.

Our pro forma net tangible book value as of September 30, 2019, after giving effect to the issuance and sale of 231,335 shares of our common stock in the registered direct offering completed on December 31, 2019 would have been approximately $13.4 million, or approximately $0.60 per share.

Our pro forma as adjusted net tangible book value as of September 30, 2019, after giving further effect to the sale of 2,500,000 shares of common stock at the public offering price of $4.00 per share, after deducting the underwriting discount and estimated offering expenses payable by us would have been approximately $22.4 million, or $0.91 per share. This represents an immediate increase in our as pro forma as adjusted net tangible book value of $0.31 per share to our existing stockholders and an immediate dilution of approximately $3.09 per share to purchasers of our common stock in this offering.

The following table illustrates this per share dilution.

Public offering price per share		$4.00
Net tangible book value per share as of September 30, 2019	$0.55
Pro forma net tangible book value per share as of September 30, 2019	$0.60
Increase in pro forma net tangible book value per share attributable to this offering	$0.31
Pro forma as adjusted net tangible book value per share as of September 30, 2019, after giving effect to this offering		$0.91
Dilution per share to new investors in this offering		$3.09

The above discussion and table are based on 22,032,342 shares of common stock outstanding as of September 30, 2019 and excludes as of that date:

•

2,477,245 shares of common stock issuable upon the exercise of warrants outstanding with an exercise price ranging from $0.0025 to $9.375 per share and having a weighted average exercise price of $5.03 per share;

•	3,667,238 shares of common stock issuable upon the exercise of options outstanding with exercise prices ranging from $3.40 to $9.975 and having a weighted average exercise price of $5.42 per share;
•	404,738 shares of common stock available for future issuance under the 2012 Plan;
•	236,668 shares of common stock issuable from time to time after this offering upon the settlement of restricted stock units outstanding; and
•

74,645 shares of common stock issuable upon conversion of outstanding Series C preferred stock, including the payment of the dividends accrued on the Series C Preferred Stock in an aggregate of 17,309 shares of common stock at the conversion price of $7.36 per share and the stated value per share of $1,000.

To the extent that outstanding exercisable options or warrants are exercised and restricted stock units settle, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

UNDERWRITING

Laidlaw & Company (UK) Ltd. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us up to the number of shares of common stock set forth opposite its name below on a best efforts basis.

Underwriter	Number of Shares
Laidlaw & Company (UK) Ltd.	2,500,000
Total	2,500,000

This offering is being completed on a "best efforts" basis and the underwriters have no obligation to buy any shares of our common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of shares. As a "best efforts" offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. The underwriters may, but are not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discount and Commissions

The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.16 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table summarizes the underwriting discount we will pay to the underwriters in connection with this offering.

	Per Share	Total
Public offering price	$4.00	$10,000,000
Underwriting discount	$0.32	$800,000
Proceeds, before expenses, to us	$3.68	$9,200,000

In addition, we have agreed to issue to the representative, or its designees, warrants to purchase up to 5.0% of the aggregate number of shares of common stock sold in this offering (or up to 125,000shares). The warrants will have a term of five years from the effective date of the offering, will have an exercise price equal to 120% of the public offering price set forth on the cover page of this prospectus supplement (or $4.80 per share), will provide for a “cashless” exercise, and will contain certain antidilution adjustments (but excluding any price based anti-dilution). Pursuant to FINRA Rule 5110(g), the warrants and any shares of common stock issued upon exercise of the warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. In addition, the terms of the underwriters’ warrants provide certain piggyback registration rights with respect to the shares of common stock issuable upon exercise of the underwriters’ warrants.

We have also agreed to reimburse the underwriters for certain of their out-of-pocket expenses incurred in connection with this offering, including, among other things, the reasonable fees and expenses of counsel for the underwriters as set forth in the underwriting agreement, which fees and expenses may not exceed $100,000.

The expenses of the offering, not including the underwriting discount, are estimated at $200,000 and are payable by us.

No Sales of Similar Securities

Except for the shares of common stock to be sold hereunder, we have agreed not to, directly or indirectly, (1) offer for sale, sell, issue, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock or securities of the Company convertible into or exercisable or exchangeable for common stock, or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options or other equity awards in the ordinary course of business pursuant to incentive plans described in the registration statement of which this prospectus forms a part), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) offer to purchase, purchase or contract to purchase or grant any option, right or warrant to purchase common stock or securities convertible, exercisable or exchangeable into common stock or any other securities, (4) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any other securities (other than any registration statement on Form S-8 or any successor form thereto relating to securities granted or to be granted pursuant to any plan in effect on the date of the final prospectus supplement for this offering and described in the prospectus, provided that no such registered securities shall be issued by us during the lock-up period), (5) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in securities or (6) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the representative on behalf of the underwriters for a period of 90 days after the date of the final prospectus supplement for this offering.

Our executive officers, directors and certain of our stockholders have entered into lock-up agreements with the underwriters pursuant to which each of these persons or entities, with limited exceptions, may not, directly or indirectly, without the prior written consent of Laidlaw & Company (UK) Ltd.: (1) offer for sale, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap, hedge or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for, exercise, or participate in any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock or any other securities or (4) publicly disclose the intention to do any of the foregoing, for a period of 90 days after the date of the final prospectus supplement for this offering. Notwithstanding the foregoing, our executive officers, directors and certain of our stockholders may transfer their respective shares of common stock or securities convertible into or exercisable or exchangeable for common stock (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, and provided further, that it shall be a condition to any transfer pursuant to clauses (i) or (ii) that (A) the transferee or donee, as applicable, agrees to be bound by the terms of the lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee or donee, as applicable, were a party thereto, and (B) the lock-up signatory notifies Laidlaw & Company (UK) Ltd. at least two business days prior to the proposed transfer or disposition, or (iii) if acquired by the lock-up signatory in open market transactions on or after the date of the final prospectus supplement related to this offering, provided that, with respect to clauses (i) through (iii), each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree not to voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 90 days after the date of the final prospectus supplement for this offering.

Nasdaq Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “BSGM.”

Price Stabilization, Short Positions

The underwriters have advised us that they do not intend to conduct any stabilization or over-allotment activities in connection with this offering.

Nasdaq Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Patrick J. Gallagher, one of our directors, is an employee of Laidlaw & Company (UK) Ltd. 38,907 shares are owned by associated persons of Laidlaw & Company (UK) Ltd. 919 shares are owned by Laidlaw Holdings, the parent company of Laidlaw & Company (UK) Ltd. Warrants to purchase 178,451 shares are owned by associated persons of Laidlaw & Company (UK) Ltd. Warrants to purchase 22,317 shares are owned by Laidlaw Holdings, the parent company of Laidlaw & Company (UK) Ltd.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the Representative has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong (the “SFO”)) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriters provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriters as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement has been passed upon for us by Haynes and Boone, LLP, New York, New York. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the underwriters in connection with the shares of common stock offered hereby.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 incorporated by reference into this prospectus have been so incorporated in reliance on the report (which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of Liggett & Webb, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION;

INFORMATION INCORPORATED BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.biosigtech.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on March 15, 2019, and as subsequently amended on Form 10-K/A filed with the Securities and Exchange Commission on May 16, 2019;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, June 30, 2019, and September 30, 2019, filed with the SEC on April 15, 2019, July 31, 2019, and October 23, 2019, respectively;

•

our Current Reports on Form 8-K filed with the SEC on February 11, 2019, March 6, 2019, March 14, 2019, May 22, 2019, June 20, 2019, June 25, 2019, July 8, 2019, August 5, 2019, September 5, 2019, September 27, 2019, October 15, 2019, October 22, 2019, October 25, 2019, November 7, 2019, November 14, 2019, November 18, 2019, November 20, 2019, November 21, 2019, November 26, 2019, December 3, 2019, December 31, 2019, January 17, 2020, and February 19, 2020; and

•

the description of the Company’s common stock and warrants contained in the Form 8-A filed with the SEC on September 17, 2018, including any amendments thereto or reports filed for the purposes of updating this description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

BioSig Technologies, Inc.

Attn: Chief Executive Officer

54 Wilton Road, 2nd Floor

Westport, CT 06880

(203) 409-5444

You may also access the documents incorporated by reference in this prospectus through our website at www.biosigtech.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PROSPECTUS

BioSig Technologies, Inc.

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $75,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market under the symbol “BSGM.” On March 21, 2019, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $6.00 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Effective as of 5:00 pm Eastern Time on September 11, 2018, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of one share for 2.5 shares. All share and per share prices in this prospectus have been adjusted to reflect the reverse stock split.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to BioSig Technologies, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are a development stage medical device company that is developing a proprietary biomedical signal processing technology platform to extract information from physiologic signals. Our initial emphasis is on providing intracardiac signal information to electrophysiologists during electrophysiology (“EP”) studies and cardiac catheter ablation of atrial fibrillation (“AF”) and ventricular tachycardia (“VT”). Cardiac catheter ablation is a procedure that involves delivery of energy through the tip of a catheter that scars or destroys heart tissue in order to correct heart rhythm disturbances. In August 2018, we received 510(k) clearance from the U.S. Food and Drug Administration (the “FDA”) to market our PURE (Precise Uninterrupted Real-time evaluation of Electrograms) EP System. The PURE EP™ System is a non-invasive computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing EP procedures in an EP laboratory. The system is indicated for use under the supervision of licensed healthcare practitioners who are responsible for interpreting the data collected by the system. The PURE EP System aims to minimize noise and artifacts from cardiac recordings and acquire high-fidelity cardiac signals. Improving cardiac signals may potentially increase the diagnostic value of these signals, thereby possibly improving accuracy and efficiency of the EP studies and related procedures. The PURE EP System is intended to be used in addition to existing electrophysiology recorders. We believe that data provided by the PURE EP System will increase the workload ability and enhance the capabilities of the typical electrophysiology laboratory.

Our initial focus is on improving intracardiac signal acquisition and enhancing diagnostic information for catheter ablation procedures for complex and life-threatening arrhythmias like AF, the most common cardiac arrhythmia, and VT, an arrhythmia evidenced by a fast heart rhythm originating from the lower chambers of the heart. Our overall goal is to establish the PURE EP System as a new platform in the EP market. We believe that the PURE EP System and its signal processing tools will contribute to an increase in the number of procedures performed in each EP lab and possibly improved patient outcomes because we believe that the PURE EP System may have the following advantages over the EP recording systems currently available on the market:

•	An ability to provide precise, uninterrupted, real-time evaluations of electrograms;

•	Higher quality cardiac signal acquisition for accurate and more efficient electrophysiology studies and catheter ablation procedures to help reduce costs and length of procedures;

•	Reliable display of information to better determine precise ablation targets, strategy and end point of procedures with the objective of reducing the need for multiple procedures; and

•	It’s a device that can run in parallel with the existing EP lab equipment.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

•

being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption.

Corporate Information

We were formed as BioSig Technologies, Inc., a Nevada corporation, in February 2009. In April 2011, we merged with our wholly-owned subsidiary, BioSig Technologies Inc., a Delaware corporation, with the Delaware corporation continuing as the surviving entity. Our principal executive offices are located at 12424 Wilshire Blvd., Suite 745 Los Angeles, CA 90025, and our telephone number is (310) 620-9320. Our website address is www.biosig.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Securities We May Offer

We may offer up to $75,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. We do not have a classified board of directors. The terms of our Series C Convertible Preferred Stock (the “Series C Preferred Stock”) prohibit us from paying cash dividends to our holders of common stock absent the approval of holders representing at least 67% of the outstanding shares of the Series C Preferred Stock, which holders must include Alpha Capital Anstalt, so long as Alpha Capital Anstalt holds not less than $100,000 of the Series C Preferred Stock. We have not paid any dividends since our inception, and, subject to our obligations to pay dividends to the holders of the Series C Preferred Stock, we presently anticipate that all earnings, if any, will be retained for development of our business. Even if we are permitted to pay cash dividends in the future, any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the Securities and Exchange Commission, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	Our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives.

•	Our inability to carry out research, development and commercialization plans.

•	Our inability to manufacture our PURE EP product on a commercial scale on our own or in collaborations with third parties.

•	Our inability to complete preclinical testing and clinical trials as anticipated.

•	Our ability to adequately protect and enforce rights to intellectual property.

•	Difficulties in obtaining financing on commercially reasonable terms, or at all.

•

Intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do.

•	Entry of new competitors and products and potential technological obsolescence of our products.

•	Adverse market and economic conditions.

•	Our ability to maintain the listing of our common stock on the Nasdaq Capital Market.

•	Loss of one or more key executives or scientists.

•	Difficulties in securing and retaining regulatory approval to market our product and product candidates.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, working capital, capital expenditures, and to the extent we have any debt, debt repayment.

We may also use such proceeds to fund acquisitions of technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

•	a change in development plan or strategy;

•	the addition of new products or applications;

•	technical delays;

•	delays or difficulties with our clinical trials;

•	negative results from our clinical trials;

•	difficulty obtaining and retaining regulatory approval;

•	failure to achieve sales as anticipated;

•	the availability and terms of debt financing to fund a portion of the purchase price(s) for potential acquisitions; and

•	the availability of other sources of cash including cash flow from operations and new bank debt financing arrangements, if any.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our restated bylaws, as amended, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 201,000,000 shares of capital stock, par value $0.001 per share, of which 200,000,000 are shares of common stock and 1,000,000 are shares of “blank check” preferred stock, of which 200 are authorized as Series A Preferred Stock, 600 are authorized as Series B Preferred Stock, 4,200 are authorized as Series C Preferred Stock 1,400 are authorized as Series D Preferred Stock and 1,000 are authorized as Series E Preferred Stock. As of March 21, 2019, there were 19,964,989 shares of common stock issued and outstanding, 475 shares of Series C Preferred Stock issued and outstanding and no shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock or Series E Convertible Preferred Stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. The terms of our Series C Preferred Stock prohibit us from paying cash dividends to our holders of common stock absent the approval of holders representing at least 67% of the outstanding shares of the Series C Preferred Stock, which holders must include Alpha Capital Anstalt, so long as Alpha Capital Anstalt holds not less than $100,000 of the Series C Preferred Stock. We have not paid any dividends since our inception, and, subject to our obligations to pay dividends to the holders of the Series C Preferred Stock, we presently anticipate that all earnings, if any, will be retained for development of our business. Even if we are permitted to pay cash dividends in the future, any future disposition of dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are no provisions in our amended and restated certificate of incorporation or our by-laws that would prevent or delay a change in our control.

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation. The transfer agent’s address is 2469 East Fort Union Blvd., Suite 214, Salt Lake City, UT 84121. Our common stock is listed on the Nasdaq Capital Market under the symbol “BSGM.”

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

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the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

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whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

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permit our board of directors to issue up to 1,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the total number of authorized directors;

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do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth in the warrant certificate or warrant agreement, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	through agents;

•	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering, privately negotiated transactions or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on The NASDAQ Capital Market. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements for the fiscal years ended December 31, 2018 and 2017 incorporated by reference into this prospectus have been so incorporated in reliance on the report of Liggett & Webb, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.biosigtech.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.biosigtech.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on March 15, 2019;

•	Our Current Reports on Form 8-K filed with the SEC on February 11, 2019, March 6, 2019, and March 14, 2019; and

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The description of the Company’s common stock and warrants contained in the Form 8-A filed with the SEC on September 17, 2018, including any amendments thereto or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

BioSig Technologies, Inc.

Attn: Chief Executive Officer

12424 Wilshire Blvd., Suite 745

Los Angeles, CA 90025

(310) 620-9320

You may also access the documents incorporated by reference in this prospectus through our website at www.biosigtech.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

2,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Laidlaw & Company (UK) Ltd.

February 21, 2020